Exhibit 32

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Priority Technology Holdings, Inc. (the "Company") for the quarter ended September 30, 2020 as filed with the Securities and Exchange Commission (the "Report"), each of the undersigned, on the dates indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Act of 1934; and
2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

November 12, 2020	/s/ THOMAS C. PRIORE
Thomas C. Priore
Chief Executive Officer and Chairman
(Principal Executive Officer)

November 12, 2020	/s/ MICHAEL T. VOLLKOMMER
Michael T. Vollkommer
Chief Financial Officer
(Principal Financial Officer)

The foregoing certifications are being furnished solely pursuant to 18 U.S.C. § 1350 and are not being filed as part of the Report on Form 10-Q or as a separate disclosure document.